                                                                   EXHIBIT 10.42



                           STOCK REDEMPTION AGREEMENT

         THIS STOCK REDEMPTION AGREEMENT (the "Agreement") is made as of March 14, 2002 among the shareholders listed on the signature page hereto (collectively, the "Sellers") and Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Company").

                                 R E C I T A L S

         A. The Sellers collectively own a total of 1,200,000 Series A Convertible Preferred Shares (the "Shares") of the Company as listed and described on attached Exhibit A, being all the Shares owned by the Sellers.

         B. Sellers desire to sell to the Company, and the Company desires to redeem from Sellers, the Shares on the terms and conditions set forth in this Agreement.

         C. Upon redemption of the Shares, the Company and the Sellers wish to terminate all of the Company's and Sellers' rights and obligations under the Preferred Units and Stock Purchase Agreement dated as of September 30, 1997 (the "Purchase Agreement") and all other agreements entered into in connection therewith, as of the date of the redemption of the Shares.

         THEREFORE, the parties agree as follows:

1.       REDEMPTION OF STOCK.

         1.1 Public Offering. The Company shall use its reasonable best efforts to complete a public offering of its common shares on or before September 26, 2002, with such offering to be of sufficient size that the net proceeds of the offering will provide the Company with net liquid assets, when taken together with the Company's other liquid assets, in excess of the Purchase Price (as defined below)(the "Public Offering").

         1.2 Agreement to Redeem Stock. Upon the terms and subject to the conditions of this Agreement, Sellers shall upon no less than five business days' written notice from the Company, and on the sixth business day following the Public Offering (such date, the "Closing Date"), sell, assign and deliver to the Company, and the Company shall redeem from Sellers, all, but not part of the Shares. At the Company's option, the Sellers shall sell, assign and deliver to the Company, and the Company shall redeem from the Sellers, all, but not part of, the Shares on a Closing Date selected by the Company, upon no less than ten business day's written notice to Sellers, prior to the completion of the Public Offering and prior to September 26, 2002, if the Company is able to secure alternate financing of the Purchase Price. The certificates for the Shares shall, when delivered by the Sellers to the Company, be duly endorsed for transfer to the Company, or have an executed stock power endorsed to the Company attached to the certificates.

         1.3 Purchase Price. The purchase price per Share for the Shares shall be the greater of (a) $22-1/7 or (b) the quotient obtained by dividing (i) the product of (A) $25 and (B) the price to the public in the Public Offering (or, if the purchase is made pursuant to the Company's option as set forth in Section 1.2, the average closing price of the Company's common shares on the New York Stock Exchange for the 20 trading days immediately prior to the giving of the purchase notice) less $2 by (ii) $17.50 (the "Purchase Price"). For example, if the price to the public in the Public Offering were $18.25, the Purchase Price would be $23.214 ($25 x 16.25 / 17.5). On the Closing Date, the Company shall pay to the Sellers the Purchase Price of all of the Shares by wire transfer of immediately available funds.

         1.4 Agreement Not to Convert. None of the Sellers shall voluntarily convert its Shares into common shares prior to September 26, 2002.

2.       REPRESENTATIONS AND WARRANTIES.

         2.1 Sellers' Representations and Warranties. As an inducement to the Company to enter into and perform this Agreement, each of the Sellers, severally and not jointly, represent and warrant the following to the Company. The Sellers acknowledge that the Company is relying on the truth and accuracy of the following representations and warranties in entering into this Agreement.

                  2.1.1 Ownership of the Shares. Each of Sellers has good title to all of its Shares as set forth on Exhibit A, free and clear of all pledges, warrants, calls, options, rights, commitments, subscriptions, contracts, agreements, understandings, arrangements, voting trusts or agreements, proxies, unpaid taxes, adverse claims and other claims of whatever nature.

                  2.1.2 Sophistication. Each of Sellers has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the sale of the Shares.

                  2.1.3 Independent Decision. Each of Sellers or their respective investment managers has made its own investment decision concerning the sale of the Shares and the Purchase Price of the Shares. Each of Sellers has not received, and has not and will not rely on, any representations, opinions or recommendations from the Company (except as expressly provided in this Agreement) concerning the sale of the Shares, the Purchase Price of the Shares or the value of the Shares.

                  2.1.4    Information.

                           2.1.4.1 The Company has made available to Sellers the opportunity to ask questions of, and receive answers from, the Company and persons acting on their behalf concerning the terms and conditions of the transactions contemplated by this Agreement and concerning the Company (including its financial condition, results of operations, cash flows, business and prospects), and to obtain from the Company any information readily available.

                           2.1.4.2 Each of Sellers is assuming responsibility, and is not relying on the Company in any manner whatsoever, to analyze and evaluate any information it has received. Each of Sellers has been furnished, or has obtained, all information it desires to review before agreeing to sell the Shares. Each of the Sellers has consulted with legal counsel concerning the terms and conditions of this Agreement and the transactions described in this Agreement.

         2.2 Company's Representations and Warranties. As an inducement to the Sellers to enter into and perform this Agreement, the Company represents and warrants the following to each of the Sellers. The Company acknowledges that the Sellers are relying on the truth and accuracy of the following representations and warranties in entering into this Agreement.

                           2.2.1 The Company hereby represents and warrants to Sellers that the transactions contemplated by this Agreement have been duly authorized and when consummated will be a valid and binding obligation of the Company and will not violate (i) any court order, decree, agreement or other documents to which the Company is a party,
         (ii) the Declaration of Trust or Bylaws of the Company; or (iii) any applicable laws.

                           2.2.2 Public Offering; Sufficient Funds. The Company will use its reasonable best efforts to complete the Public Offering by September 26, 2002 so that it will have sufficient funds thereby to complete the transactions contemplated herein on the Closing Date.

                           2.2.3 Insolvency. The Company will not be rendered insolvent by reason of the transactions contemplated herein nor will it be left with unreasonably small capital for purposes of operating its business.

                           2.2.4 Merger Transaction. The Company is not in discussions with a third party regarding a merger or any other transaction of the type described in Section 3(b).

3.       TERMINATION OF AGREEMENTS; WAIVER OF RIGHTS.

         (a) Upon redemption of all of the Shares on the Closing Date, the Purchase Agreement and the rights and obligations therein shall be terminated, and none of the Sellers shall have any rights under that certain Registration Rights Agreement dated as of September 30, 1997. Each of the Sellers hereby waives any rights that it may have to notice of, or to participate in, the Company's Public Offering of Shares and the Company hereby waives any rights that it may have to cause the Sellers to purchase any shares of the Company's common stock as part of or in connection with any public offering of the Company's securities.

         (b) If the Closing Date has not occurred by September 26, 2002, or if prior to September 26, 2002, the Company is involved in (i) any merger, consolidation, reorganization or other business combination pursuant to which all or a substantial portion of the business of the Company is combined with that of another entity; (ii) the acquisition by a third party of a majority of the voting stock of the Company by way of a tender or exchange offer, negotiated or open market purchase or otherwise; (iii) the acquisition of all or substantially all of the assets of the Company; or (iv) the acquisition of the Company other than through the acquisition of the Company's capital stock, whether effected, in any case, in one transaction or a series of transactions, where the consideration to be paid is in excess of the Purchase Price, then this Agreement shall terminate and be of no further force and effect.

4.       MISCELLANEOUS.

         4.1 Survival of Provisions. The representations, warranties and covenants of the parties contained in this Agreement shall survive the consummation of the redemption of the Shares pursuant to this Agreement.

         4.2 Governing Law. The laws of the State of New York shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement.

         4.5 Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid, operative and enforceable.

         4.6 Assignment. The right to purchase the Shares from the Sellers may not be assigned by the Company to any third party without the Seller's prior written consent.

         4.7 Fees and Expenses. The Company agrees to pay the Sellers' reasonable fees and expenses, including the reasonable fees and expenses of the Sellers' counsel (not to exceed $10,000 in total) in connection with the transactions referred to in or contemplated by this Agreement.

         4.8 Notices. All notices required or permitted hereunder shall be hand delivered or sent by certified mail, by overnight mail or by recognized overnight courier to the parties at the following addresses:


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


                  If to the Company:      Ramco-Gershenson Properties Trust
                                          27600 Northwestern Highway
                                          Suite 200
                                          Southfield, Michigan 48034
                                          Attention: President

                  If to any Seller:       c/o Morgan Stanley Realty
                                          1585 Broadway, 37th Floor
                                          New York, New York  10036
                                          Attention:  Richard Schultz

or at any other addresses which the parties may subsequently provide to each other pursuant to the foregoing.

















































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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.


                THE COMPANY:      Ramco-Gershenson Properties Trust


                                  By:  /s/ Richard J. Smith
                                     ----------------------------------------

                                           Its:   Chief Financial Officer
                                               ------------------------------


                SELLERS: The Morgan Stanley Real Estate Special Situations Fund II, L.P.

                                  By: MS Real Estate Special Situations, Inc., as Investment Manager


                                  By:   /s/ Richard Schultz
                                      ---------------------------------------
                                      Name: Richard Schultz
                                      Title: Vice President


                                  MS Special Funds Pte. Ltd.

                                  By: MS Real Estate Special Situations, Inc., as Investment Manager


                                  By:    /s/ Richard Schultz
                                     -----------------------------------------
                                     Name: Richard Schultz
                                     Title: Vice President


                                  Stichting Pensioenfonds ABP

                                  By: Morgan Stanley Investment Management Inc.,
                                      as Investment Manager

                                  By:    /s/ Richard Schultz
                                     ----------------------------------------
                                     Name: Richard Schultz
                                     Title:  Attorney-in-Fact



(signatures continued on next page)



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
(signatures continued from prior page)

                                       Stichting Bedrijfspensioenfonds voor
                                       de Metaal en Technische Bedrijfstakken

                                       By:  Morgan Stanley Investment Management
                                            Inc., as Investment Manager

                                       By:    /s/ Richard Schultz
                                          --------------------------------------
                                          Name: Richard Schultz
                                          Title:  Attorney-in-Fact


                                       The Morgan Stanley Real Estate Special
                                       Situations Fund I, L.P.

                                       By:  Morgan Stanley Investment Management
                                            Inc., as Investment Manager

                                       By:    /s/ Richard Schultz
                                          --------------------------------------
                                          Name: Richard Schultz
                                          Title:  Attorney-in-Fact


                                       Morgan Stanley Real Estate Special
                                       Situations Investors, L.P.

                                       By:  Morgan Stanley Investment Management
                                            Inc., as Investment Manager

                                       By:    /s/ Richard Schultz
                                          -------------------------------------
                                          Name: Richard Schultz
                                          Title:  Attorney-in-Fact


                                       MS Real Estate Special Situations, Inc.


                                       By:    /s/ Richard Schultz
                                          -------------------------------------
                                          Name: Richard Schultz
                                          Title:  Vice President

                                    EXHIBIT A

                         OWNERSHIP OF SHARES BY SELLERS



Seller                                                               No. of Shares
------                                                               -------------

Stichting Pensioenfonds ABP                                              240,000
Morgan Stanley Real Estate Special Situations Fund I, L.P.               242,426
Morgan Stanley Real Estate Special Situations Fund II, L.P.              323,232
MS Special Funds Pte. Ltd.                                               159,999
Stichting Bedriufspensioenfonds voor de Metaal en Technische
     Bedrijfstakken                                                      159,999
MS Real Estate Special Situations, Inc.                                   53,722
Morgan Stanley Real Estate Special Situations Investors, L.P.             20,622
                                                                       ---------
         Total                                                         1,200,000


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